UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

GRIFFON CORPORATION
(Exact Name of Company as Specified in Charter)

Delaware	1-6620	11-1893410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Jericho Quadrangle
Jericho, New York	11753
(Address of Principal Executive Offices)	(Zip Code)

(516) 938-5544
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers

On November 2, 2007, Eric P. Edelstein, Executive Vice President and Chief Financial Officer of the Company, notified the Board of Directors of his retirement. Mr. Edelstein will continue to serve as Executive Vice President and Chief Financial Officer until November 30, 2007.

On November 2, 2007, the Board of Directors of the Company appointed, effective November 30, 2007, Patrick L. Alesia (Age: 59) to serve as Chief Financial Officer of the Company. Mr. Alesia has served as the Company’s Treasurer since April 1979, its Vice President since May 1990 and its Secretary since February 2005. In March 2005, Mr. Alesia was also appointed the Company’s Ethics Officer. In addition to his new responsibilities as Chief Financial Officer, Mr. Alesia will continue to serve in his capacities as Treasurer and Secretary of the Company.

On November 2, 2007, the Board of Directors of the Company appointed, effective November 30, 2007, Franklin H. Smith, Jr. (Age: 56) to serve as Executive Vice President of the Company. Mr. Smith has served as the Chief Financial Officer of Clopay Corporation, a wholly-owned subsidiary of the Company, since 1998.

Mr. Smith entered into a Severance Agreement with the Company, dated November 2, 2007, and effective November 30, 2007 (the “Smith Agreement”). Mr. Alesia entered into a Severance Agreement with the Company, dated July 18, 2006, as amended August 3, 2007 (the “Alesia Agreement” and together with the Smith Agreement, the “Severance Agreements”). Set forth below is a summary of the pertinent terms of the Severance Agreements. Messrs. Smith and Alesia are each sometimes referred to herein individually as the “Executive” and collectively as the “Executives.”

The Severance Agreements have an initial term expiring July 18, 2008, subject to automatic renewal unless a party gives 120 days prior written notice to the other of non-renewal; notwithstanding the foregoing, the Severance Agreements shall not terminate if a change in control occurs during the term of the Severance Agreements. During the term of their Severance Agreements, the Executives have agreed to continue to perform their regular respective duties as an executive of the Company.

The Severance Agreements provide that if within 24 months of a change in control (as defined in the Severance Agreements and summarized below) of the Company, the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason (as such terms are defined in the Severance Agreements), then the Executive will be entitled to, among other things, a lump sum payment of 2.5 times his base salary plus the average of the bonuses received by the Executive in the prior three fiscal years. If any payments or benefits payable to the Executive would be subject to the excise tax under Section 280G of the Internal Revenue Code (the “Code”), then such portion of the Executive’s payments would be forfeited so that no such excise tax would be incurred. All benefits payable under the Severance Agreements will be subject to the six-month payment delay under Section 409A of the Code, if applicable, at the time of payment. Each Executive has agreed to a non-competition provision that extends for 24 months post-termination.

Change in control is defined in the Severance Agreements to include, among other things, the acquisition by a person or entity of more than 30% of the voting securities of the Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by 2/3 of the Board will be considered a part of the current Board), and certain merger or sale of assets transactions.

The above is a brief summary of the Severance Agreements and does not purport to be complete. Reference is made to the Severance Agreements for each Executive for a full description of its terms, a copy of each of which is attached hereto as Exhibits 10.1 and 10.2 and 10.3, respectively, and incorporated herein by reference.

Directors

Effective November 2, 2007, Lester L. Wolff resigned as a member of the Board of Directors of the Company. At the time of his resignation, Mr. Wolff served as a Class I director whose term of office expires at the Company’s annual meeting of stockholders in 2008. Effective with Mr. Wolff’s resignation, the Board of Directors determined that Ronald J. Kramer, a director of the Company currently serving in Class II, shall serve as a Class I director to replace Mr. Wolff.

On November 2, 2007, upon the recommendation of the Nominating and Governance Committee of the Board of Directors, the Board of Directors appointed Lieutenant General Gordon E. Fornell and James A. Mitarotonda as members of the Board of Directors effective November 2, 2007, to fill the vacancy created by the resignation of Mr. Wolff and to fill a newly created directorship resulting from the increase in the authorized number of directors on the Board from thirteen to fourteen. General Fornell and Mr. Mitarotonda were elected as Class II directors, which class serves until the Company’s 2009 annual meeting of stockholders. General Fornell and Mr. Mitarotonda will be submitted at the Company’s 2008 annual meeting of stockholders as part of management’s slate for election as members of the class of directors that will be up for re-election at the Company’s 2009 annual meeting.

General Fornell, currently retired, served in the United States Air Force for over 35 years and his positions include having been the Commander of Electronic Systems Division, Air Force Systems Command, Hanscom Air Force Base, Massachusetts, and Commander of the Armament Division at Elgin Air Force Base.

Mr. Mitarotonda is the founder of and current Chairman of the Board, Chief Executive Officer and President of Barington Capital Group, L.P., an investment firm.

There are no transactions or series of transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of transactions to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which either General Fornell or Mr. Mitarotonda had, or will have, a direct or indirect material interest.

As non-employee directors of the Company, General Fornell and Mr. Mitarotonda will each receive an annual fee of $25,000 and a fee of $1,500 for each Board of Directors meeting attended. In addition, under the Company’s Outside Director Stock Award Plan, each non-employee director receives, at the time of the annual meeting of stockholders each year, shares of the Company’s common stock having a market value of $10,000.

A copy of the press release, dated November 2, 2007, announcing the foregoing changes in the executive officers and directors of the Company is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1.	Severance Agreement, dated November 2, 2007, between the Company and Franklin H. Smith, Jr.

10.2.	Severance Agreement, dated July 18, 2006, between the Company and Patrick L. Alesia (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (filed on July 21, 2006)).

10.3.
Amendment No. 1, dated August 3, 2007, to the Severance Agreement, dated July 18, 2006, between the Company and Patrick L. Alesia (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (filed on August 6, 2007)).

99.1.	Press Release, dated November 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

By:	/s/ Patrick L. Alesia
Name: Patrick L. Alesia
Title:Vice President, Treasurer and Secretary

Date: November 7, 2007

Exhibit Index

10.1.	Severance Agreement, dated November 2, 2007, between the Company and Franklin H. Smith, Jr.

10.2.	Severance Agreement, dated July 18, 2006, between the Company and Patrick L. Alesia (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (filed on July 21, 2006)).

10.3.
Amendment No. 1, dated August 3, 2007, to the Severance Agreement, dated July 18, 2006, between the Company and Patrick L. Alesia (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K (filed on August 6, 2007)).

99.1.	Press Release, dated November 2, 2007.